Exhibit 99.1

Monday, June 26, 2017

Company Press Release

Source: Salisbury Bancorp, Inc.

Contact:

Richard J. Cantele, Jr.

President and Chief Executive Officer

860-435-9801 or rcantele@salisburybank.com

FOR IMMEDIATE RELEASE

SALISBURY TO PRESENT AT FIG PARTNERS COMMUNITY BANK FORUM

Lakeville, Connecticut, June 26, 2017 /Globe Newswire…..Salisbury Bancorp, Inc. (“Salisbury”), NASDAQ: “SAL”, the holding company for Salisbury Bank and Trust Company (the “Bank”), announced today that its President and Chief Executive Officer, Richard J. Cantele, Jr., will make a presentation at the FIG Partners Community Bank Forum in Nashville, TN held on June 26-27, 2017.

Presentation slides are available in the Shareholder Relations section of Salisbury’s website at salisburybank.com under News & Market Information\Presentations.

About Salisbury Bancorp, Inc.

Salisbury Bancorp, Inc. is the parent company of Salisbury Bank and Trust Company, a Connecticut chartered commercial bank serving the communities of northwestern Connecticut and proximate communities in New York and Massachusetts, since 1848, through full service branches in Canaan, Lakeville, Salisbury, and Sharon, Connecticut; Great Barrington, Sheffield, and South Egremont, Massachusetts; and Dover Plains, Fishkill, Millerton, Newburgh, New Paltz, Poughkeepsie, and Red Oaks Mill, New York. Salisbury Bank offers a full complement of consumer and business banking products and services as well as trust and wealth advisory services.